Exhibit 99.1
Investor Relations
Gary Doyle
Director of Investor Relations
Black Box Corporation
Phone: (724) 873-6788
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS SECOND QUARTER AND YEAR-TO-DATE FISCAL 2009 RESULTS
- Reports quarterly revenues of $254 million and record operating EPS of 94¢ -
PITTSBURGH, PENNSYLVANIA, October 28, 2008 -- Black Box Corporation (NASDAQ:BBOX) today reported results for the second quarter of Fiscal 2009 ended September 27, 2008.
For the second quarter of Fiscal 2009, diluted earnings per share were 82¢ on net income of $14.3 million or 5.6% of revenues compared to diluted earnings per share of 64¢ on net income of $11.3 million or 4.3% of revenues for the same quarter last year. On a sequential quarter comparison basis, first quarter of Fiscal 2009 diluted earnings per share were 73¢ on net income of $12.8 million or 5.3% of revenues. Excluding reconciling items, operating earnings per share (which is a non-GAAP term and is defined below) for the second quarter of Fiscal 2009 were 94¢ on operating net income (which is a non-GAAP term and is defined below) of $16.4 million or 6.5% of revenues compared to operating earnings per share of 87¢ on operating net income of $15.4 million or 5.9% of revenues for the same quarter last year. Management believes that presenting operating earnings per share and operating net income is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
For the second quarter of Fiscal 2009, the Company’s pre-tax reconciling items were $3.3 million with an after-tax impact on net income and EPS of $2.1 million and 12¢, respectively. During the second quarter of Fiscal 2008, as previously disclosed, the Company’s pre-tax reconciling items were $6.5 million with an after-tax impact on net income and EPS of $4.1 million and 23¢, respectively. See below for further discussion regarding Management’s use of non-GAAP accounting measurements and a detailed presentation of the Company’s pre-tax reconciling items for the periods presented above.
Second quarter of Fiscal 2009 total revenues were $254 million, a decrease of $7 million or 3% from $261 million for the same quarter last year. On a sequential quarter comparison basis, first quarter of Fiscal 2009 total revenues were $243 million.
Second quarter of Fiscal 2009 cash provided by operating activities was $26 million or 182% of net income, compared to $5 million or 40% of net income for the same quarter last year. Second quarter of Fiscal 2009 free cash flow (which is a non-GAAP term and is defined below) was $26 million compared to $8 million for the same quarter last year. On a sequential quarter comparison basis, first quarter of Fiscal 2009 cash provided by operating activities was $12 million or 97% of net income and free cash flow was $12 million. Black Box utilized its second quarter of Fiscal 2009 free cash flow primarily to fund current period acquisition activity of $24 million and to pay dividends of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
For the six-month period ended September 27, 2008, diluted earnings per share were $1.55 on net income of $27.1 million or 5.5% of revenues compared to diluted earnings per share of $1.10 on net income of $19.5 million or 3.8% of revenues for the same period last year. Excluding reconciling items, operating earnings per share for the six-month period ended September 27, 2008 were $1.67 on operating net income of $29.3 million or 5.9% of revenues compared to operating earnings per share of $1.60 on operating net income of $28.2 million or 5.5% of revenues for the same period last year.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

For the six-month period ended September 27, 2008, the Company’s pre-tax reconciling items were $3.4 million with an after-tax impact on net income and EPS of $2.2 million and 12¢, respectively. For the six-month period ended September 29, 2007, as previously disclosed, the Company’s pre-tax reconciling items were $13.9 million with an after-tax impact on net income and EPS of $8.7 million and 50¢, respectively.
For the six-month period ended September 27, 2008, total revenues were $496 million, a decrease of $17 million or 3% from $513 million for the same period last year.
Cash provided by operating activities for the six-month period ended September 27, 2008 was $38 million or 141% of net income compared to $12 million or 63% of net income for the same period last year. Free cash flow was $38 million compared to $15 million for the same period last year. Black Box utilized its six-month period free cash flow primarily to fund current and prior period acquisition activity of $36 million and to pay dividends of $2 million.
The Company’s six-month order backlog was $196 million at September 27, 2008 compared to $166 million for the same quarter last year. On a sequential quarter end comparison basis, the Company’s six-month order backlog was $158 million at June 28, 2008.
For Fiscal 2009, the Company continues to target reported revenues of approximately $1.0 billion; corresponding operating earnings per share in the range of $3.35 to $3.45; and cash provided by operating activities in the range of 90% to 100% of operating net income.
All of the above exclude acquisition-related expense, stock-based compensation expense, historical stock option granting practices investigation costs and the impact of changes in the fair market value of the Company’s interest-rate swap, and all of the above are before any new mergers and acquisition activity that has not been announced.
Commenting on the second quarter of Fiscal 2009 results, Terry Blakemore, President and Chief Executive Officer, said “Black Box’s financial strength lies in our ability to generate well diversified revenues, solid sustainable margins and consistent positive cash flow. I am pleased that our revenues have remained consistent with the prior quarter with solid gains in select markets. Along with these gains, we are seeing some softness in certain sectors of our global market. Our results to date are evidence that we have successfully protected and in some cases expanded our margins across all service segments of our business in spite of the current economic conditions. The ability to preserve our margins in a challenging economic environment has been demonstrated in the past through effective cost management. Our consistent focus on margins will allow us to provide continued positive cash flow, which in challenging times, will provide Black Box with the resources to capitalize on new business opportunities.”
Mr. Blakemore went on to say, “Our plan is to continue to expand our business through the acquisition of complementary enterprises, thereby enhancing our ability to provide the highest level of technical service to our clients around the world. We have demonstrated the ability to both acquire and successfully integrate companies while delivering double-digit margins and positive cash flow. So far this year we have added over $100 million in annualized revenue through acquisition funded by our low cost debt and operating cash flow. The companies that we have acquired provide a clear strategic benefit in select markets, while expanding both our capabilities and geographic footprint.”
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, October 28, 2008. Terry Blakemore, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 963020.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 191 offices throughout the world. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box®, the Double Diamond logo and DVH® are registered trademarks of BB Technologies, Inc.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing and final outcome of the ongoing review of the Company’s stock option practices, including the related Securities and Exchange Commission (“SEC”) investigation, shareholder derivative lawsuit and tax matters, and the impact of any actions that may be required or taken as a result of such review, SEC investigation, shareholder derivative lawsuit or tax matters, levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, including the NextiraOne business, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services, successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company’s arrangements with suppliers of voice equipment and technology and various other matters, many of which are beyond the Company’s control. Additional risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three-months ended		Six-months ended
	September 27 and 29,		September 27 and 29,
In thousands, except per share amounts	2008	2007	2008	2007

Revenues
Hotline products	$56,819	$59,619	$112,458	$115,758
On-Site services	196,991	201,011	383,905	397,163

Total	253,810	260,630	496,363	512,921

Cost of sales
Hotline products	28,917	31,457	56,899	60,819
On-Site services	131,836	136,884	258,265	268,583

Total	160,753	168,341	315,164	329,402

Gross profit	93,057	92,289	181,199	183,519

Selling, general & administrative expenses	65,729	66,784	132,197	139,527
Intangibles amortization	1,900	1,344	3,726	3,662

Operating income	25,428	24,161	45,276	40,330

Interest expense (income), net	2,648	6,143	2,383	9,423
Other expenses (income), net	263	(73)	167	(140)

Income before provision for income taxes	22,517	18,091	42,726	31,047

Provision for income taxes	8,218	6,781	15,594	11,549

Net income	$14,299	$11,310	$27,132	$19,498

Earnings per common share
Basic	$0.82	$0.64	$1.55	$1.11

Diluted	$0.82	$0.64	$1.55	$1.10

Weighted average common shares outstanding
Basic	17,524	17,594	17,520	17,561

Diluted	17,528	17,752	17,522	17,670

Dividends per share	$0.06	$0.06	$0.12	$0.12

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except par value	September 27, 2008	March 31, 2008

Assets
Cash and cash equivalents	$25,802	$26,652
Accounts receivable, net	156,997	162,289
Inventories, net	62,715	67,537
Costs/estimated earnings in excess of billings on uncompleted contracts	66,610	58,611
Prepaid and other current assets	30,459	31,529

Total current assets	342,583	346,618

Property, plant and equipment, net	31,859	32,822
Goodwill	602,782	586,856
Intangibles
Customer relationships, net	88,841	67,331
Other intangibles, net	38,245	32,524
Other assets	3,222	7,700

Total assets	$1,107,532	$1,073,851

Liabilities
Accounts payable	$73,980	$71,670
Accrued compensation and benefits	23,622	22,654
Deferred revenue	36,443	37,467
Billings in excess of costs/estimated earnings on uncompleted contracts	21,995	19,946
Income taxes	14,921	13,810
Other liabilities	44,398	47,040

Total current liabilities	215,359	212,587
Long-term debt	209,410	195,904
Other liabilities	29,163	25,086

Total liabilities	453,932	433,577

Stockholders’ equity
Common stock	25	25
Additional paid-in capital	444,260	443,380
Retained earnings	504,950	479,921
Accumulated other comprehensive income	27,460	40,043
Treasury stock	(323,095)	(323,095)

Total stockholders’ equity	653,600	640,274

Total liabilities and stockholders’ equity	$1,107,532	$1,073,851

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three-months ended		Six-months ended
	September 27 and 29,		September 27 and 29,
In thousands	2008	2007	2008	2007

Operating Activities
Net income	$14,299	$11,310	$27,132	$19,498
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Intangibles amortization and depreciation	4,347	4,072	8,599	9,345
Loss on sale of property	(27)	(9)	(21)	472
Deferred taxes	(80)	(1,949)	856	(9,738)
Tax impact from stock options	887	(18)	1,047	4,386
Stock compensation expense	840	1,155	1,382	2,871
Change in fair value of interest-rate swap	(169)	1,746	(2,877)	438
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	11,005	(24,309)	11,804	(23,989)
Inventories, net	1,338	486	5,321	3,798
All other current assets excluding deferred tax asset	(6,878)	(907)	(8,572)	(2,903)
Liabilities exclusive of long-term debt	395	12,951	(6,286)	8,054

Net cash provided by (used for) operating activities	$25,957	$4,528	$38,385	$12,232

Investing Activities
Capital expenditures	$(872)	$(942)	$(1,524)	$(1,926)
Capital disposals	82	51	104	51
Acquisition of businesses (payments)/recoveries	(42,334)	--	(48,620)	--
Prior merger-related (payments)/recoveries	--	35	165	(3,215)

Net cash provided by (used for) investing activities	$(43,124)	$(856)	$(49,875)	$(5,090)

Financing Activities
Proceeds from borrowings	$91,135	$52,005	$143,710	$99,450
Repayment of borrowings	(73,013)	(56,869)	(131,461)	(107,687)
Proceeds from the exercise of stock options	545	5,170	545	5,170
Deferred financing costs	(13)	--	(125)	--
Payment of dividends	(1,051)	(1,052)	(2,102)	(2,104)
Purchase of treasury stock	--	(1)	--	(1)

Net cash provided by (used for) financing activities	$17,603	$(747)	$10,567	$(5,172)

Foreign currency exchange impact on cash	$128	$(1,000)	$73	$(907)

Increase / (decrease) in cash and cash equivalents	$564	$1,925	$(850)	$1,063
Cash and cash equivalents at beginning of period	$25,238	$16,295	$26,652	$17,157

Cash and cash equivalents at end of period	$25,802	$18,220	$25,802	$18,220

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles (“GAAP”), the Company provides non-GAAP financial measures such as free cash flow, cash provided by operating activities excluding restructuring payments, operating net income, operating earnings per share, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Operating income and Same-office revenue comparisons to illustrate the Company’s operational performance. These non-GAAP financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Pursuant to the requirements of Regulation G, the Company has provided Management explanations regarding their use and the usefulness of non-GAAP financial measures, definitions of the non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, which are provided below.
Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources, (d) to measure operational profitability and (e) as an important factor in determining variable compensation for Management and its team members. Moreover, the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While Management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. The limitations include (i) the non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly-titled measures of the Company’s competitors due to potential differences in the exact method of calculation, (ii) the non-GAAP financial measures exclude restructuring, severance and other acquisition integration costs (collectively referred to as “restructuring charges” or “restructuring payments”) incurred during the periods reported that will impact future operating results, (iii) the non-GAAP financial measures exclude certain non-cash amortization of intangible assets on acquisitions, however, they do not specifically exclude the added benefits of these costs, such as revenue and contributing operating margin, (iv) the non-GAAP financial measures exclude non-cash stock-based compensation charges, which are similar to cash compensation paid to employees and are an integral part of achieving our operating results, (v) the non-GAAP financial measures exclude non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years which is derived from the book value to fair market value write-up on acquired assets, (vi) the non-GAAP financial measures exclude historical stock option granting practices investigation costs, (vii) the non-GAAP financial measures exclude the non-cash change in fair value of the interest-rate swap which will continue to impact the Company’s earnings until the interest-rate swap is settled, (viii) the non-GAAP financial measures exclude expenses incurred as a result of measures taken by the Company to address the application of Section 409A of the Internal Revenue Code of 1986, as amended (hereinafter referred to as “409A expenses”) and (ix) there is no assurance the excluded items in the non-GAAP financial measures will not occur in the future. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measurements, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
Free cash flow
Free cash flow is defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments. Management’s reasons for exclusion of each item are explained in further detail below.
Net capital expenditures
The Company believes net capital expenditures must be taken into account along with cash provided by operating activities to more properly reflect the actual cash available to the Company. Net capital expenditures are typically material and directly impact the availability of the Company’s operating cash. Net capital expenditures are comprised of capital expenditures and capital disposals.
Proceeds from stock option exercises
The Company believes that proceeds from stock option exercises should be added to cash provided by operating activities to more accurately reflect the actual cash available to the Company. The Company has demonstrated a recurring inflow of cash related to its stock-based compensation plans and, since this cash is immediately available to the Company, it directly impacts the availability of the Company’s operating cash. The amount of proceeds from stock option exercises is dependent upon a number of variables, including the number and exercise price of outstanding options and the trading price of the Company’s common stock. In addition, the timing of stock option exercises is under the control of the individual option holder and is not in the control of the Company. As a result, there can be no assurance as to the timing or amount of any proceeds from stock option exercises.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Foreign currency translation adjustment
Due to the size of the Company’s international operations, and the ability of the Company to utilize cash generated from foreign operations locally without the need to convert such currencies to U.S. dollars on a regular basis, the Company believes that it is appropriate to adjust its operating cash flows to take into account the positive and / or negative impact of such charges as such adjustment provides an appropriate measure of the availability of the Company’s operating cash on a world-wide basis. A limitation of adjusting cash flows to account for the foreign currency impact is that it may not provide an accurate measure of cash available in U.S. dollars.
A reconciliation of cash provided by operating activities to free cash flow is presented below:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Cash provided by operating activities	$25,957	$12,428	$4,528	$38,385	$12,232
Capital expenditures	(872)	(652)	(942)	(1,524)	(1,926)
Capital disposals	82	22	51	104	51
Foreign currency exchange impact on cash	128	(55)	(1,000)	73	(907)

Free cash flow before stock option exercises	$25,295	$11,743	$2,637	$37,038	$9,450
Proceeds from stock option exercises	545	--	5,170	545	5,170

Free cash flow	$25,840	$11,743	$7,807	$37,583	$14,620

Cash provided by operating activities excluding restructuring payments
Cash provided by operating activities excluding restructuring payments is defined by the Company as cash provided by operating activities plus restructuring payments. Restructuring payments are the cash payments made during the period for restructuring charges. The Company believes that restructuring payments should be added to cash provided by operating activities to more accurately reflect the cash flow from operations.

A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments is presented below:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Cash provided by operating activities	$25,957	$12,428	$4,528	$38,385	$12,232
Restructuring payments	2,134	3,154	3,508	5,288	7,525

Cash provided by operating activities excluding restructuring payments	$28,091	$15,582	$8,036	$43,673	$19,757

Operating net income and operating earnings per share (“EPS”)
Management believes that operating net income, defined by the Company as net income plus reconciling items, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in a way Management assesses, the Company’s current and future operations. Reconciling items include restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs, the change in fair value of the interest-rate swap and 409A expenses. Management’s reason for exclusion of each item is explained in further detail below.
Restructuring charges
The Company believes that incurring costs in the current period(s) as part of a restructuring plan or as a result of economies of scale from acquisitions will result in a long-term positive impact on financial performance in the future. Restructuring charges are presented in accordance with GAAP in the Company’s Condensed Consolidated Statements of Income. However, due to the material amount of additional costs incurred during a single or possibly successive periods, Management believes that exclusion of these costs and their related tax impact provides a more accurate reflection of the Company’s ongoing financial performance.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Amortization of intangible assets on acquisitions
The Company incurs non-cash amortization expense from intangible assets related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by Management after the acquisition.
Stock-based compensation expense
The Company records non-cash stock-based compensation expense equal to the fair value of share-based payment awards to its directors, executives and employees. Non-cash stock-based compensation is an integral part of ongoing operations since it is considered similar to other types of compensation to employees. However, Management believes that varying levels of stock-based compensation expense could result in misleading period-over-period comparisons and is providing an adjusted disclosure which excludes stock-based compensation and its related tax impact.
Asset write-up depreciation expense on acquisitions
The Company incurs non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years. Specifically, this non-cash expenditure is derived from the book value to fair market value write-up on acquired assets. Asset write-ups are depreciated over their remaining useful life which generally falls between one to five years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed from acquisition to the end of the asset’s useful life, and generally cannot be changed or influenced by Management after the acquisition.
Historical stock option granting practices investigation costs
The Company incurred costs in connection with its investigation of historical stock option granting practices. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
Change in fair value of the interest-rate swap
To mitigate the risk of interest-rate fluctuations associated with the Company’s variable rate debt, the Company entered into a five-year interest-rate swap (“interest-rate swap”) that does not qualify as a cash flow hedge. Thus, the Company records the change in fair value of the interest-rate swap as an asset/liability within the Company’s Condensed Consolidated Balance Sheets with the offset to Interest expense (income) within the Company’s Condensed Consolidated Statements of Income. Management excludes this non-cash expense (income) and the related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs generally cannot be changed or influenced by Management.
409A expenses
The Company incurred significant costs as a result of measures taken to address the application of Section 409A of the Internal Revenue Code of 1986, as amended, related to its stock options. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

The following table represents the Company’s pre-tax reconciling items:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Non-cash charges
Amortization of intangible assets on acquisitions	$1,864	$1,791	$1,298	$3,655	$3,567
Stock-based compensation expense	840	542	1,155	1,382	2,871
Asset write-up depreciation expense on acquisitions	448	448	448	896	1,107
Change in fair value of interest-rate swap	(169)	(2,708)	1,746	(2,877)	438

Total Non-cash charges	$2,983	$73	$4,647	$3,056	$7,983

Cash charges
Restructuring charges	$--	$--	$873	$--	$4,903
Historical stock option granting practices investigation costs	332	--	1,018	332	1,018
409A expenses	--	--	--	--	--

Total Cash charges	$332	$--	$1,891	$332	$5,921

Total pre-tax reconciling items	$3,315	$73	$6,538	$3,388	$13,904

A reconciliation of net income to operating net income is presented below:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Net income	$14,299	$12,833	$11,310	$27,132	$19,498
% of Revenue	5.6%	5.3%	4.3%	5.5%	3.8%
Reconciling items, after tax	2,105	46	4,087	2,151	8,743

Operating net income	$16,404	$12,879	$15,397	$29,283	$28,241
% of Revenue	6.5%	5.3%	5.9%	5.9%	5.5%

A reconciliation of diluted EPS to operating EPS is presented below:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Diluted EPS	$0.82	$0.73	$0.64	$1.55	$1.10
EPS impact of reconciling items	0.12	0.01	0.23	0.12	0.50

Operating EPS	$0.94	$0.74	$0.87	$1.67	$1.60

EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as income before provision for income taxes plus interest, depreciation and amortization, is a widely accepted measure of profitability that may be used to measure the Company’s ability to service its debt. Adjusted EBITDA, defined as EBITDA plus stock-based compensation expense, may also be used to measure the Company’s ability to service its debt.

A reconciliation of net income to EBITDA is presented below:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Income before provision for income taxes	$22,517	$20,209	$18,091	$42,726	$31,047
Interest	2,648	(265)	6,143	2,383	9,423
Depreciation / Amortization	4,347	4,252	4,072	8,599	9,345

EBITDA	$29,512	$24,196	$28,306	$53,708	$49,815
Stock-based compensation expense	840	542	1,155	1,382	2,871

Adjusted EBITDA	$30,352	$24,738	$29,461	$55,090	$52,686

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Supplemental Information
The following supplemental information, including geographical segment results, service type results, same-office revenue comparisons and significant balance sheet ratios and other information is being provided for comparisons of reported results for the second quarter of Fiscal 2009 and 2008, first quarter of Fiscal 2009 and/or second quarter year-to-date Fiscal 2009 and 2008. All dollar amounts are in thousands unless noted otherwise.
Geographical Segment Results
Management is presented with and reviews revenues, operating income and adjusted operating income by geographical segment. Adjusted operating income is defined by the Company as operating income plus reconciling items. Reconciling items include restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs and 409A expenses. See above for additional details provided by Management regarding non-GAAP financial measures. Revenues, operating income and adjusted operating income for North America, Europe and All Other are presented below:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Revenues
North America	$211,467	$196,336	$217,002	$407,803	$427,004
Europe	31,753	35,768	33,706	67,521	66,505
All Other	10,590	10,449	9,922	21,039	19,412

Total	$253,810	$242,553	$260,630	$496,363	$512,921

Operating income
North America	$20,163	$14,484	$18,104	$34,647	$28,686
% of North America revenues	9.5%	7.4%	8.3%	8.5%	6.7%
Europe	$3,456	$3,813	$4,292	$7,269	$8,240
% of Europe revenues	10.9%	10.7%	12.7%	10.8%	12.4%
All Other	$1,809	$1,551	$1,765	$3,360	$3,404
% of All Other revenues	17.1%	14.8%	17.8%	16.0%	17.5%

Total	$25,428	$19,848	$24,161	$45,276	$40,330
% of Total revenues	10.0%	8.2%	9.3%	9.1%	7.9%

Reconciling items (pretax)
North America	$3,484	$2,781	$4,792	$6,265	$13,466
Europe	--	--	--	--	--
All Other	--	--	--	--	--

Total	$3,484	$2,781	$4,792	$6,265	$13,466

Adjusted Operating income
North America	$23,647	$17,265	$22,896	$40,912	$42,152
% of North America revenues	11.2%	8.8%	10.6%	10.0%	9.9%
Europe	$3,456	$3,813	$4,292	$7,269	$8,240
% of Europe revenues	10.9%	10.7%	12.7%	10.8%	12.4%
All Other	$1,809	$1,551	$1,765	$3,360	$3,404
% of All Other revenues	17.1%	14.8%	17.8%	16.0%	17.5%

Total	$28,912	$22,629	$28,953	$51,541	$53,796
% of Total revenues	11.4%	9.3%	11.1%	10.4%	10.5%

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Service Type Results
Management is presented with and reviews revenues and gross profit for Data Services, Voice Services and Hotline Services which are presented below:

	2Q09	1Q09	2Q08	2QYTD09	2QYTD08

Revenues
Data Services	$42,714	$46,884	$50,200	$89,598	$96,365
Voice Services	154,277	140,030	150,811	294,307	300,798
Hotline Services	56,819	55,639	59,619	112,458	115,758

Total	$253,810	$242,553	$260,630	$496,363	$512,291

Gross profit
Data Services	$12,879	$13,287	$14,374	$26,166	$28,551
% of Data Services revenues	30.2%	28.3%	28.6%	29.2%	29.6%
Voice Services	$52,276	$47,198	$49,753	$99,474	$100,029
% of Voice Services revenues	33.9%	33.7%	33.0%	33.8%	33.3%
Hotline Services	$27,902	$27,657	$28,162	$55,559	$54,939
% of Hotline Services revenues	49.1%	49.7%	47.2%	49.4%	47.5%

Total	$93,057	$88,142	$92,289	$181,199	$183,519
% of Total revenues	36.7%	36.3%	35.4%	36.5%	35.8%

Same-office revenue comparisons
Management is presented with and reviews revenues on a same-office basis which excludes the effects of revenues from acquisitions. While the information provided below is presented on a consolidated basis, the revenue from offices added below relates primarily to North America Voice Services. Reported same-office comparisons for the Company’s North America and Voice Services segments can be determined by excluding the revenues from offices added since 1Q08 or 1Q09 as shown below.
Information on quarterly revenues on a same-office basis compared to the same period last year is presented below:

	2Q09	2Q08	% Change

Reported revenues	$253,810	$260,630	(3%)
Less revenues from offices added since 1Q08	(18,817)	--

Reported revenues on same-office basis	234,993	260,630	(10%)
Foreign currency impact	(1,715)	--

Revenues on same-office basis (excluding foreign currency impact)	$233,278	$260,630	(10%)

Information on year-to-date revenues on a same-office basis compared to the same period last year is presented below:

	2QYTD09	2QYTD08	% Change

Reported revenues	$496,363	$512,921	(3%)
Less revenues from offices added since 1Q08	(26,710)	--

Reported revenues on same-office basis	469,653	512,921	(8%)
Foreign currency impact	(6,330)	--

Revenues on same-office basis (excluding foreign currency impact)	$463,323	$512,921	(10%)

Information on revenues on a same-office basis compared to the sequential quarter is presented below:

	2Q09	1Q09	% Change

Reported revenues	$253,810	$242,553	5%
Less revenues from offices added since 1Q09	(14,019)	(3,151)

Reported revenues on same-office basis	239,791	239,402	0%
Foreign currency impact	1,690	--

Revenues on same-office basis (excluding foreign currency impact)	$241,481	$239,402	1%

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	2Q09		1Q09		2Q08

Accounts receivable
Gross accounts receivable	$168.1		$174.3		$202.3
Reserve $ / %	$11.1	6.6%	$11.6	6.6%	$14.1	7.0%

Net accounts receivable	$157.0		$162.7		$188.2

Net days sales outstanding	50 days		54 days		58 days

Inventory
Gross inventory	$83.4		$85.7		$91.5
Reserve $ / %	$20.7	24.8%	$21.0	24.5%	$21.7	23.7%

Net inventory	$62.7		$64.7		$69.8

Net inventory turns	8.0x		7.1x		7.9x

Six-month order backlog	$196		$158		$166

Team members	4,445		4,262		4,372

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746